UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska              69160
     (Address of principal executive offices)                         (Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, the Board of Directors (the “Board”) of Cabela’s Incorporated (the “Company”) appointed Donna M. Milrod to serve as a member of the Board, effective immediately. Ms. Milrod has not been appointed to serve on any Board committees at this time.

Pursuant to policy adopted by the Board under the terms of the Company’s 2013 Stock Plan, Ms. Milrod was automatically granted an option to purchase 5,000 shares of the Company’s common stock on the date of her appointment to the Board. The exercise price per share of common stock purchasable under the option is the closing price of the Company’s common stock on the date of grant, and the option vests on the first anniversary of the grant date. Ms. Milrod also will participate in the standard non-employee director compensation arrangements described in the Company’s proxy statement for its 2013 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated:	February 4, 2014	By:	/s/ Ralph W. Castner
Ralph W. Castner Executive Vice President and Chief Financial Officer